POWER OF ATTORNEY

For Executing Forms 3, 4 and 5


KNOW ALL BY THESE PRESENTS, that the undersigned Director and/or Executive Officer of UNOVA, Inc. hereby constitutes and appoints Cathy D.Younger, with power of substitution, his/her true and lawful attorney-in-fact:

(1)	to execute for and on behalf of the undersigned Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934;

(2)	to do and to perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in the judgment of any such attorney-in-fact in order to complete the execution of any such Form 3, 4 and 5 and the filing of such form with the United States Securities and Exchange Commission, the New York Stock Exchange, Inc., and any other authority; and

(3)	to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by UNOVA, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 23rd day of July, 2004.



		/s/ Gregory K. Hinckley
	Gregory K. Hinckley